Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 23, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report to Shareholders of Western Asset Core Bond Portfolio, Western Asset Core Plus Bond Portfolio, Western Asset Absolute Return Portfolio, Western Asset High Yield Portfolio, Western Asset Inflation Indexed Plus Bond Portfolio, Western Asset Intermediate Bond Portfolio, Western Asset Intermediate Plus Bond Portfolio, Western Asset Limited Duration Bond Portfolio, and Western Asset Non-U.S. Opportunity Bond Portfolio, which comprise Western Asset Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in such Registration Statement.

Baltimore, Maryland

April 27, 2010